Exhibit 99.1

FAIRMOUNT BANCORP, INC. TO ACQUIRE FULLERTON FEDERAL

SAVINGS ASSOCIATION IN A CONVERSION MERGER TRANSACTION

Baltimore, MD, May 12, 2011—Fairmount Bancorp, Inc. (OTCBB:FMTB), the parent holding company of Fairmount Bank, headquartered in the Rosedale area of Baltimore County, Maryland, today announced that they have reached a definitive agreement with Fullerton Federal Savings Association, also headquartered in Baltimore County, to acquire Fullerton Federal in a conversion merger transaction.

Pursuant to the Agreement and Plan of Conversion Merger (the “Agreement”), which has been approved by the Boards of Directors of both institutions, Fullerton Federal will convert from a federally-chartered mutual savings association to a federally-chartered stock savings association and issue its shares of common stock to Fairmount. In connection with the acquisition and pursuant to the terms of the Agreement and the related Plan of Conversion Merger (the “Plan”), Fairmount will offer shares of its common stock on a priority basis first to eligible members of Fullerton Federal and then to Fairmount’s Employee Stock Ownership Plan in a subscription offering. The amount of Fairmount common stock to be offered in the subscription offering will be based on an independent valuation of Fullerton Federal. Any Fairmount common stock not purchased by eligible members of Fullerton Federal or Fairmount’s Employee Stock Ownership Plan in the subscription offering will be offered to certain members of Fullerton Federal’s community and the general public. Fairmount reserves the right to accept or reject any orders in part or in whole in the community offering. Following the closing of the offering pursuant to the Plan, Fullerton Federal will merge with and into Fairmount Bank, with Fairmount Bank as the surviving institution. Joseph M. Solomon, President and Chief Executive Officer of Fairmount, stated, “Our partnership with Fullerton Federal not only will enhance our market presence, but also will provide additional capital to support our continued growth. We view this transaction as a part of our overall expansion efforts and our commitment to the communities we serve.”

Edgar F. Lassahn, Jr., Chairman of the Board of Fullerton Federal, noted, “We are extremely pleased at the prospect of joining with Fairmount and having the opportunity to continue our tradition of serving the community. In choosing a strategic partner, we were looking for an institution with a comparable commitment to customers and community. Fairmount Bank provides these commitments. Their culture and tradition of customer service provide an excellent match for our bank.”

The transactions are expected to close late in the third or early in the fourth quarter of 2011, pending regulatory approval, approval by Fullerton Federal members and satisfaction of other customary closing conditions.

At December 31, 2010, Fairmount had total assets of $73.2 million, loans receivable of $54.9 million, deposits of $50.7 million and stockholders’ equity of $10.9 million.

Fairmount Bancorp, Inc.

Fairmount Bancorp, Inc. was incorporated on November 30, 2009, to serve as the holding company for Fairmount Bank. On June 2, 2010, the Bank converted from a federal mutual savings bank to a federal stock savings bank and became the wholly owned subsidiary of Fairmount. The Company’s principal business activity is the ownership of the outstanding shares of common stock of the Bank.

Fairmount Bank

Fairmount Bank is a federally-chartered savings bank located in the Rosedale section of Baltimore County, Maryland, originally founded in 1879. Fairmount Bank has operated as a community-oriented institution by offering a variety of loan and deposit products and serving other financial needs of its local community. Fairmount Bank takes its corporate citizenship seriously and is committed to meeting the credit needs of the community, consistent with safe and sound operations.

Fairmount Bank has one office located in Baltimore County, Maryland. Fairmount Bank is regulated by the Office of Thrift Supervision, and its deposits are insured up to applicable legal limits by the Federal Deposit Insurance Corporation under the Deposit Insurance Fund. Fairmount Bank is a member of the Federal Home Loan Bank System.

Fairmount Bank has been, and continues to be, a community-oriented savings institution offering a variety of financial products and services to meet the needs of the communities it serves. Fairmount Bank delivers personalized service and responds promptly to customer needs and inquiries. Fairmount Bank believes that its community orientation is attractive to its customers and distinguishes it from larger banks that operate in its market area.

Fullerton Federal Savings Association

Fullerton Federal Savings Association is a federally-chartered mutual savings association with one office located in Baltimore, Maryland. Fullerton Federal was founded in 1888 and provides financing primarily for home ownership and traditional savings opportunities for customers in the Overlea-Fullerton section of Baltimore County.

Forward-looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to: (1) the businesses of Fairmount Bancorp, Inc., Fairmount Bank and Fullerton Federal may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the conversion merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the conversion merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the conversion merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the conversion merger; (5) the members of Fullerton Federal may fail to approve the conversion merger; (6) changes in general economic conditions, which could affect the volume of loan originations, deposit flows and real estate values, and credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies, (8) fluctuations in interest rates, (9) change in the demand for loans in the market areas that Fairmount Bank and Fullerton Federal conduct their respective business, and (10) competition from other financial services companies in the banks’ markets. Fairmount and Fullerton Federal caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Fairmount and Fullerton Federal caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Fairmount and Fullerton Federal do not undertake, and specifically disclaim any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

This press release does not constitute an offer of securities by either Fairmount or Fullerton Federal. In connection with the proposed transactions, a registration statement on Form S-1 will be filed by Fairmount with the U.S. Securities and Exchange Commission (SEC). The registration statement will contain a proxy statement/prospectus to be distributed to the members of Fullerton Federal in connection with their vote on the conversion merger. MEMBERS OF FULLERTON FEDERAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION MERGER. The information in this press release is not a substitute for the registration statement and any other documents Fairmount intends to file with the SEC.

The proxy statement/prospectus, and other documents filed or to be filed by Fairmount with the SEC, will be available free of charge at the SEC’s website (www.sec.gov) or from Fairmount by contacting Joseph M. Solomon, President and Chief Executive Officer, Fairmount Bancorp, Inc. (410) 866-4500. The proxy statement/prospectus, and related documents, will be available from Fullerton Federal by contacting Charles N. Dontell, Executive Vice President, Fullerton Federal Savings Association (410) 665-5200.

Fullerton Federal Savings Association is currently not engaged in a solicitation of proxies from the members of Fullerton Federal in connection with the proposed conversion merger. If a proxy solicitation commences, Fullerton Federal and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the members of Fullerton Federal in connection with the proposed conversion merger.